                                                                  Exhibit 4.(a)6

    Series C Preferred Stock Purchase Agreement dated as of October 30, 2002 by and among NexVerse Networks, Inc., the Registrant
               and the other purchasers whose names are set forth
                       in Exhibit A to the said agreement.

                             NexVerse Networks, Inc.


                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT


                                OCTOBER 30, 2002

                             Nexverse Networks, inc.


                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of October 30, 2002, by and among NEXVERSE NETWORKS, INC., a Delaware corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                    Recitals

         WHEREAS, the Company is entering into that certain Share Exchange Agreement by and among the Company, ECI Telecom Ltd. ("ECI"), and ECI Telecom - NGTS, Inc. of even date herewith (the "Exchange Agreement"), pursuant to which the Company will acquire all of the outstanding capital stock of certain subsidiaries of ECI upon the Closing, as such term is defined in the Exchange Agreement (the "Exchange Closing");

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of one hundred seventy four million eight hundred twenty five thousand two hundred (174,825,200) shares of its Series C Preferred Stock (the "Shares") simultaneously with the Exchange Closing;

         WHEREAS, upon execution hereof, the Company and the Purchasers are placing the purchase price for the Shares sold in the initial Closing and their respective signature pages to the Agreement and Related Agreements (as defined in Section 3.1 below) into escrow with the Bank of New York (the "Escrow Agent") pursuant to that certain Escrow Agreement by and among the Escrow Agent, the Purchasers and the Company of even date herewith in the form attached hereto as Exhibit H (the "Escrow Agreement");

         WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

                                    Agreement

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Agreement To Sell And Purchase.

         1.1 Authorization of Shares. The Company has authorized (a) the sale and issuance of the Shares to the Purchasers and (b) the issuance of the shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares will have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the "Restated Charter").

         1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of seventeen and sixteen hundredths cents ($0.1716) per share.

      2. Closing, Delivery And Payment.

         2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA, 94306-2155 upon delivery of the Release Instructions (as defined in the Escrow Agreement) or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date").

         2.2 Delivery. At the Closing, subject to the terms and conditions hereof and of the Escrow Agreement, the Company will deliver to each Purchaser a certificate representing the number of Shares to be purchased at the Closing by such Purchaser, and the Escrow Agent will deliver the purchase price of the Shares to the Company.

         2.3 Subsequent Sales of Shares. At any time on or before the 120th day after the Closing, the Company may sell up to the balance of the Shares not sold at the Closing to such persons as may be approved by the Board of Directors of the Company (the "Additional Purchasers"). At any additional closings (each an "Additional Closing") (i) All such sales made shall be made on the terms and conditions set forth in this Agreement (other than terms relating to the Escrow Agreement), (ii) the representations and warranties of the Company set forth in
Section 3 hereof (and the Schedule of Exceptions) shall speak as of the date of this Agreement and the Company shall have no obligation to update any such disclosure, and (iii) the representations and warranties of the Additional Purchasers in Section 4 hereof shall speak as of such Additional Closing. The Schedule of Purchasers may be amended by the Company without the consent of Purchasers to include any Additional Purchasers. Any shares of Series C Preferred Stock sold pursuant to this Section 2.3 shall be deemed to be "Shares" for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to be "Purchasers" for all purposes under this Agreement.

      3. Representations And Warranties Of The Company.

         Except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, delivered by the Company to Purchasers before the date of this Agreement, the Company hereby represents and warrants as of the date of this Agreement to each Purchaser as set forth below.

         3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit D (the "Investor Rights Agreement") and the Amended and Restated Voting Agreement in the form attached hereto as Exhibit E (the "Voting Agreement") (collectively, the "Related Agreements"), to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement, the Related Agreements and the Restated Charter and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

         3.2 Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock or any interest in any corporation, partnership, association, or other business entity.

         3.3 Capitalization; Voting Rights

         (a) The authorized capital stock of the Company, of the date hereof, consists of (i) sixty-five million (65,000,000) shares of Common Stock, par value $0.001 per share, three million five hundred sixteen thousand three hundred seventy five (3,516,375) shares of which are issued and outstanding, and
(ii) forty-six million four hundred seventy-four thousand seven hundred thirty-eight (46,474,738) shares of Preferred Stock, par value $0.001 per share, twelve million nine hundred seventy-four thousand seven hundred thirty-eight (12,974,738) shares of which are designated Series A Preferred Stock, all of which are issued and outstanding and thirty-three million five hundred thousand (33,500,000) shares of which are designated Series B Preferred Stock, thirty million (30,000,000) of which are issued and outstanding

         (b) The authorized capital stock of the Company, immediately prior to the Closing, will consist of (i) four hundred fifty million (450,000,000) shares of Common Stock, par value $0.001 per share, one hundred seventeen million two hundred sixty six thousand one hundred forty eight (117,266,148) shares of which will be issued and outstanding, and (ii) one hundred ninety four million four hundred forty six thousand five hundred one (194,446,501) shares of Preferred Stock, par value $0.001 per share, Five million four hundred forty six thousand five hundred (5,446,500) shares of which will be designated Series A-1 Preferred Stock, par value $0.001 per share, Five million four hundred twenty five thousand two hundred seven (5,425,207) of which will be issued and outstanding; one (1) share of which will be designated Series A-2 Preferred Stock, par value $0.001 per share, which will not be issued and outstanding; nine million (9,000,000) shares of which will be designated Series B-1 Preferred Stock, par value $0.001 per share, all of which will be issued and outstanding, and one hundred eighty million (180,000,000) shares of which will be designated Series C Preferred Stock, par value $0.001 per share, none of which will be issued and outstanding.

         (c) As of the date hereof, under the Company's 2001 Equity Incentive Plan (the "Plan"), (i) twenty three thousand two hundred three (23,203) shares of Common Stock have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options, (ii) options to purchase four million six hundred sixty thousand thirty three (4,660,033) shares of Common Stock have been granted and are currently outstanding, and (iii) two million one hundred ninety thousand three hundred thirty six (2,190,336) shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company.

         (d) Other than one hundred forty seven thousand five hundred (147,500) shares of Series B Preferred Stock reserved for issuance pursuant to outstanding warrants (which will be converted into warrants to purchase one hundred sixty two thousand two hundred fifty (162,250) shares of Common Stock and twenty one thousand one hundred thirty seven (21,137) shares of Series A-1 Preferred Stock automatically upon filing of the New Charter), the shares reserved for issuance under the Plan, and except as may be granted pursuant to the Exchange Agreement, this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities as of the date hereof.

         (e) Immediately prior to the Closing, other than one hundred sixty two thousand two hundred fifty (162,250) shares of Common Stock and twenty one thousand one hundred thirty seven (21,137) shares of Series A-1 Preferred Stock that will be reserved for issuance pursuant to outstanding warrants, the shares that will be reserved for issuance under the Plan, and except as may be granted pursuant to the Exchange Agreement, this Agreement and the Related Agreements, there will be no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. At the Closing, all such preemptive rights will have been properly waived or complied with respect to all prior issuances of capital stock and with respect to the issuance of the Shares and Conversion Shares.

         (f) All issued and outstanding shares of the Company's Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

         (g) Effective as of the Closing, the debt obligations of the Company to Comdisco, Inc., Comerica Bank (California), GATX Ventures, Inc., and Dominion Venture Finance L.L.C. will be restructured as set forth on Exhibit G.

         (h) As of the Closing, the rights, preferences, privileges and restrictions of the Shares will be as stated in the Restated Charter. Each share of Series C Preferred Stock will be convertible into Common Stock on a one-for-one basis as of the Closing. The Conversion

Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Restated Charter, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon Purchasers; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         3.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Charter has been taken, including valid approval of the Restated Charter. This Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in the Investor Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         3.5 Financial Statements. The Company has made available to each Purchaser (a) its audited balance sheet as at June 30, 2002 and audited statement of income and cash flows for the period from the Company's inception to June 30, 2002, and (b) its unaudited balance sheet as at September 30, 2002 (the "Statement Date") and unaudited consolidated statement of income and cash flows for the three month period ending on the Statement Date (collectively, the "Financial Statements"). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of June 30, 2002 and the Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain all footnotes required under generally accepted accounting principles.

         3.6 Liabilities. Other than as set forth in the Financial Statements, the Company has no material liabilities and, to the best of its knowledge, has no material contingent liabilities, except current liabilities incurred in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse.

         3.7 Agreements; Action.

         (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common

Stock pursuant to the Plan, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, affiliates or any affiliate thereof.

         (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) future obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or
(ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses by the Company of "off the shelf" or other standard products), or (iii) indemnifications by the Company, including with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business).

         (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

         (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         3.8 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company).

         3.9 Changes. Since the Statement Date, there has not been:

         (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had a material adverse effect on such assets, liabilities, financial condition or operations of the Company;

         (b) Any resignation or termination of any officer, key employee or group of employees of the Company;

         (c) Any material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

         (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

         (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

         (f) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

         (g) Any labor organization activity related to the Company;

         (h) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

         (i) Any change in any agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

         (j)  Any  other  event  or  condition  of any  character  that,  either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition or operations of the Company; or

         (k) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (j) above.

         3.10 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

         3.11 Intellectual Property.

         (a) General. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes ("Proprietary Rights") necessary for its business as now conducted and as presently proposed to be conducted. Section 3.11(a) of the Schedule of Exceptions sets forth with respect to the Proprietary Rights of the Company: (i) each trademark, trade name or service mark, whether or not registered, (ii) each copyright for which registration has been sought, whether or not registered, including the number and date of registration for each country in which a copyright has been registered, (iii) for each patent which has been issued or invention for which a patent application has been filed, whether or not issued, the number and date of the application for each country in which a patent application has been made or a patent has been issued, and (iv) for each mask work (if any), whether or not registered, the date of first commercial exploitation and if registered, the registration number and date of registration. True and correct copies of all Proprietary Rights (including all pending applications, application related documents and materials and written materials relating to Trade Secrets) owned, controlled or used by or on behalf of the Company or in which the Company has any interest whatsoever have been provided to the Investors.

         (b) Adequacy. The Proprietary Rights of the Company are all those necessary for the normal conduct of the business of the Company as presently conducted and as presently contemplated, including the design, manufacture, development and sale of all products currently under development, planned for development or in production.

         (c) Royalties and Licenses. Except as set forth in Section 3.11(c) of the Schedule of Exceptions, the Company has no obligation to compensate any person for the use of any of its Proprietary Rights, the Company is not subject to any license of Proprietary Rights other than shrink-wrap licenses nor has the Company granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

         (d) Ownership. The Company has a valid right to use or owns free and clear of any encumbrance its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of the Company by reason of the execution, delivery and performance of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

         (e) Absence of Claims. The Company (A) has not received any notice alleging, or otherwise has knowledge of facts that might give rise to, invalidity with respect to any of the Proprietary Rights of the Company and (B) has not received any notice of alleged infringement of any rights of others due to any activity by the Company. To the knowledge of the Company, the Company's use of its Proprietary Rights in its past, current and planned products do not and would not infringe upon or otherwise violate the valid rights of any third party anywhere in the world. No other Person (i) has notified the Company that it is claiming any ownership of or right to use any of the Company's Proprietary Rights or (ii) to the knowledge of the Company, is infringing upon any such Proprietary Rights in any way.

         3.12 Protection of Proprietary Rights. All of the pending applications for the Company's Proprietary Rights have been duly filed and all other customary actions to protect such Proprietary Rights have been taken. The Company has taken reasonable steps necessary or appropriate (including, entering into appropriate confidentiality and nondisclosure agreements with officers, directors, subcontractors, employees, licensees and customers) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Proprietary Rights. The Company is not aware of any breach of any such confidentiality or nondisclosure agreement by any party thereto.

         3.13 Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or Bylaws, as currently in effect, or Restated Charter or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Charter, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution agreement or other agreement required to be disclosed on the Schedule of Exceptions.

         3.14 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the Company's knowledge, threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3.15 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees. Each former employee of the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment. There are no actions pending, or to the Company's knowledge, currently threatened, by any former or current employee concerning such person's employment by the Company.

         3.16 Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company's knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

         3.17 Registration Rights and Voting Rights. Except as required pursuant to the Investor Rights Agreement by and among the Company and the Investors (as defined therein), dated November 27, 2001, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. To the Company's knowledge, except as contemplated in the Voting Agreement by and among the Company, the Key Holders (as defined therein) and the Investors (as defined therein), dated November 27, 2001, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

         3.18 Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No domestic governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Shares or the Conversion Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

         3.19 Offering Valid. Assuming the accuracy of the representations and warranties of Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

         3.20 Full Disclosure. The Company has provided each Purchaser with all information requested by each Purchaser in connection with its decision to purchase the Shares. This Agreement, including the schedules and exhibits hereto, does not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein not misleading.

         3.21 Minute Books. The minute books of the Company made available to Purchasers contain a complete summary of all meetings of directors and stockholders since the time of incorporation.

         3.22 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

         3.23 Insurance. The Company has general commercial, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

      4. Representations And Warranties Of Purchasers.

         Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

         4.1 Requisite Power and Authority. Purchaser has all necessary power and authority to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements has been taken. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of the Investor Rights Agreement may be limited by applicable laws.

         4.2 Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

         (a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

         (b) Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

         (c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

         (d) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

         (e) Company Information. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

         (f) Rule 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares are "restricted securities" as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

         (g) Residence. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on Exhibit A; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on Exhibit A.

         (h) Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including
(i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase,
(iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Purchaser's subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser's jurisdiction.

         4.3 Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

      5. Conditions To Execution of this Agreement.

         5.1 Conditions to Purchasers' Execution of this Agreement. Purchasers' execution of this Agreement is subject to the satisfaction, at or prior to the date hereof, of the following conditions:

         (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof are true and correct in all material respects (except for representations and warranties subject to "materiality" qualifiers, which shall be true, complete and correct in all respects) as of the date hereof, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the date hereof.

         (b) Corporate Documents. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

         (c)  Investor  Rights   Agreement.   The  Investor   Rights   Agreement
substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the Purchasers and delivered to the Escrow Agent.

         (d) Voting Agreement. The Voting Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the Purchasers and certain other parties thereto and delivered to the Escrow Agent.

         (e) Reservation of Conversion Shares. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

         (f) Board of Directors. The Board of Directors of the Company shall have authorized that, upon the Closing, the authorized size of the Board of Directors of the Company shall be nine members and the Board shall consist of Promod Haque, Tal Simchony, Morgan Jones, Pascal Levensohn, Amit Chawla, Giora Bitan, Barak Hachamov, and two (2) vacancies.

         (g) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated as of the execution of this Agreement and all documents and instruments incident to such execution shall be reasonably satisfactory in substance and form to Purchasers and their special counsel, and Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         (h) Proprietary Information and Inventions Agreement. The Company and each of its employees shall have entered into the Company's standard form of Proprietary Information and Inventions Agreement, in substantially the form delivered to counsel for the Purchasers.

         (i) Minimum Investment. The amount of money placed into escrow by the Purchasers as of the date hereof for release upon satisfaction of the conditions set forth in Section 7 below shall be at least twenty million dollars ($20,000,000).

         (j) Exchange Agreement. The Exchange Agreement shall have been executed and delivered by the parties thereto.

         5.2 Conditions to Execution of this Agreement by the Company. The Company's execution of this Agreement is subject to the satisfaction, on or prior to the date hereof, of the following conditions:

         (a) Representations and Warranties True. The representations and warranties in Section 4 made by those Purchasers acquiring Shares hereunder are true and correct in all material respects at the date of the date hereof.

         (b) Performance of Obligations. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before date hereof.

         (c)  Investor  Rights   Agreement.   The  Investor   Rights   Agreement
substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the parties thereto and delivered to the Escrow Agent.

         (d) Voting Agreement. The Voting Agreement substantially in the form attached hereto as Exhibit E shall have been executed and delivered by the parties thereto and delivered to the Escrow Agent.

         (e) Exchange Agreement. The Exchange Agreement shall have been executed and delivered by the parties thereto

         (f) Minimum Investment. The amount of money placed into escrow by the Purchasers as of the date hereof for release upon satisfaction of the conditions set forth in Section 7 below shall be at least twenty million dollars ($20,000,000).

      6. Closing Deliverables.

         The Company shall deliver the following to the Purchasers at or prior to the Closing:

         6.1 Filing of Restated Charter. The Restated Charter as filed with the Secretary of State of the State of Delaware shall continue to be in full force and effect on the Closing Date.

         6.2 Corporate Documents. Copies of all corporate documents of the Company as Purchasers or their counsel shall reasonably request.

         6.3 Compliance Certificate. A Compliance Certificate, executed by the Chief Executive Officer of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a) and (e) of Section 5.1 and subsections (b) and (d) of Section 7.1 have been satisfied.

         6.4 Secretary's Certificate. A certificate from the Company's Secretary, a having attached thereto (i) the Company's Restated Charter as in effect at the time of the Closing, (ii) the Company's Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, (iv) resolutions approved by the Company's stockholders authorizing the filing of the Restated Charter, and
(v) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.

         6.5 Board of Directors. Proper authorization that, upon the Closing, the authorized size of the Board of Directors of the Company shall be nine members and the Board shall consist of Promod Haque, Tal Simchony, Morgan Jones, Pascal Levensohn, Amit Chawla, Giora Bitan, Barak Hachamov, and two (2) vacancies.

         6.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and delivery of all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchasers and their special counsel, and Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         7. Conditions To Closing. The Purchasers and the Company will deliver their respective Release Instructions to the Escrow Agent and effect the Closing upon the satisfaction or waiver of the following conditions:

         7.1 Conditions to Purchasers' Obligations at the Closing. Purchasers' obligations to purchase the Shares at the initial Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

         (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall have been true and correct in all material respects (except for representations and warranties subject to "materiality" qualifiers, which shall have been true, complete and correct in all respects) as of the date of this Agreement.

         (b) Filing of Restated Charter. The Restated Charter shall have been accepted for filing by the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

         (c) Acquisition. The conditions for the Exchange Closing shall have been satisfied or waived by the parties to the Exchange Agreement.

         (d) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Related Agreements (including any filing required to comply with the Hart Scott Rodino Antitrust Improvements Act of 1976, and except for such as may be properly obtained subsequent to the Closing).

         (e) Legal Opinion. Legal counsel to the Company shall have delivered an opinion addressed to the Purchasers, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F.



         7.2 Conditions to Obligations of the Company. The Company's obligation to issue, sell and deliver the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

         (a) Representations and Warranties True. The representations and warranties in Section 4 made by those Purchasers acquiring Shares hereunder shall be true and correct in all material respects as of the date hereof.

         (b) Filing of Restated Charter. The Restated Charter shall have been accepted for filing by the Secretary of State of the State of Delaware.

         (c) Acquisition. The conditions for the Exchange Closing shall have been satisfied or waived by the parties to the Exchange Agreement.

         (d) Consents, Permits, and Waivers. The Company shall have obtained of any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Related Agreements (including any filing required to comply with the Hart Scott Rodino Antitrust Improvements Act of 1976, and except for such as may be properly obtained subsequent to the Closing).



         8. Termination Prior to Closing. This Agreement shall be terminated prior to Closing upon the termination of the Exchange Agreement pursuant to the terms thereof. In the event of such termination, the obligations and liabilities of all parties pursuant to this Agreement shall be of no further force or effect.

         9. Miscellaneous.

         9.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

         9.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         9.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

         9.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         9.5 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.6 Amendment and Waiver.

         (a) Except as otherwise provided for in Section 2.3, this Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the then outstanding Shares (treated as if converted and including any Conversion Shares into which the then outstanding Shares have been converted that have not been sold to the public).

         (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under this Agreement may be waived only with the written consent of the holders of at least a majority of the then outstanding Shares (treated as if converted and including any Conversion Shares into which the then outstanding Shares have been converted that have not been sold to the public).

         9.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Restated Charter, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Restated Charter or any waiver on such party's part of any provisions or conditions of this Agreement, the Related Agreements, or the Restated Charter must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Restated Charter, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         9.8 Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley Godward LLP ("Cooley Godward"), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the "Financing"), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley Godward inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. It is the belief of Cooley Godward that these terms and conditions represent an arm's length transaction between the Company and Purchasers. Purchasers have been represented by independent legal counsel regarding the terms of the Financing. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley Godward has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley Godward's representation of the Company in the Financing.

         9.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A, attached hereto or at such other address or electronic mail address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

         9.10 Expenses. Each party shall bear all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

         9.11 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         9.12 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         9.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         9.14 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.14 being untrue.

         9.15 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

         9.16 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

         9.17 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE..

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES C PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

NEXVERSE NETWORKS, INC.


By: /s/ Amit Chawla
    ------------------------------
    Amit Chawla, Chief Executive Officer

Address: 926 Rock Ave.
         San Jose, CA  95131






                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES C PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.



                                  ECI TELECOM LTD.


                                  Signature: /s/ Doron Inbar
                                             ---------------------------------

                                  Print Name: Doron Inbar
                                              --------------------------------

                                  Title: Chief Executive Officer
                                         -------------------------------------



                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES C PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.



                                  STAR BAY TECHNOLOGY VENTURES IV, L.P.


                                  By Levensohn Capital Partners II LLC,
                                  its General Partner
                                  By Levensohn Capital Management, LLC
                                  its Managing Member


                                  By: /s/ Pascal Levensohn
                                      ---------------------------------
                                      Pascal Levensohn, President

                                  STAR BAY PARTNERS, L.P. (ROLLOVER FUND)


                                  By APH Capital Management LLC,
                                  its General Partner
                                  By Levensohn Capital Management, LLC
                                  its Managing Member


                                  By: /s/ Pascal Levensohn
                                      ---------------------------------
                                      Pascal Levensohn, President

                                  STAR BAY ASSOCIATES FUND, L.P.



                                  By Levensohn Capital Management, LLC
                                  its General Partner


                                  By: /s/ Pascal Levensohn
                                      ---------------------------------
                                      Pascal Levensohn, President



                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES C PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


                                  BATTERY VENTURES V, L.P.


                                  By: Battery Partners V, LLC
                                      General Partner


                                  /s/ Morgan M. Jones
                                  ---------------------------------
                                  Name: Morgan M. Jones
                                  Title: Member Manager


                                  BATTERY VENTURES CONVERGENCE FUND, L.P.


                                  By: Battery Convergence Partners, LLC
                                      General Partner


                                  /s/ Morgan M. Jones
                                  ---------------------------------
                                  Name: Morgan M. Jones
                                  Title: Member Manager



                                  BATTERY INVESTMENT PARTNERS V, LLC


                                  /s/ Morgan M. Jones
                                  ---------------------------------
                                  Name:  Morgan M. Jones
                                  Title: Member Manager


                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES C PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

                                  NORWEST VENTURE PARTNERS IX, L.P.


                                  By: Genesis VC Partners IX, LLC


                                  /s/ Promod Haque
                                  ---------------------------------
                                  Name: Promod Haque
                                  Title: Managing Director



                                  NVP ENTREPRENEURS FUND IX, L.P.


                                  By: Genesis VC Partners IX, LLC


                                  /s/ Promod Haque
                                  ---------------------------------
                                  Name: Promod Haque
                                  Title: Managing Director



                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES C PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


                                  KPCB HOLDINGS, INC., AS NOMINEE


                                  Signature: /s/ signature illegible
                                             ---------------------------------

                                  Print Name:
                                              --------------------------------

                                  Title:
                                         -------------------------------------


                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES C PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


                                  LIBERTY MUTUAL INSURANCE COMPANY


                                  Signature: /s/ Ronald D. Ulich
                                             ---------------------------------
                                  Name:  Ronald D. Ulich
                                         -------------------------------------
                                  Title: Vice President
                                         -------------------------------------



                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                              ----
1.       Agreement To Sell And Purchase..........................................................................2

         1.1      Authorization of Shares........................................................................2

         1.2      Sale and Purchase..............................................................................2

2.       Closing, Delivery And Payment...........................................................................2

         2.1      Closing........................................................................................2

         2.2      Delivery.......................................................................................2

         2.3      Subsequent Sales of Shares.....................................................................2

3.       Representations And Warranties Of The Company...........................................................3

         3.1      Organization, Good Standing and Qualification..................................................3

         3.2      Subsidiaries...................................................................................3

         3.3      Capitalization; Voting Rights..................................................................3

         3.4      Authorization; Binding Obligations.............................................................5

         3.5      Financial Statements...........................................................................5

         3.6      Liabilities....................................................................................6

         3.7      Agreements; Action.............................................................................6

         3.8      Obligations to Related Parties.................................................................6

         3.9      Changes........................................................................................7

         3.10     Title to Properties and Assets; Liens, Etc.....................................................8

         3.11     Intellectual Property..........................................................................8

         3.12     Protection of Proprietary Rights...............................................................9

         3.13     Compliance with Other Instruments..............................................................9

         3.14     Litigation.....................................................................................9

         3.15     Employees.....................................................................................10

         3.16     Obligations of Management.....................................................................10

         3.17     Registration Rights and Voting Rights.........................................................10

         3.18     Compliance with Laws; Permits.................................................................10

         3.19     Offering Valid................................................................................11

         3.20     Full Disclosure...............................................................................11

         3.21     Minute Books..................................................................................11

         3.22     Real Property Holding Corporation.............................................................11

         3.23     Insurance.....................................................................................11

4.       Representations And Warranties Of Purchasers...........................................................12

         4.1      Requisite Power and Authority.................................................................12

         4.2      Investment Representations....................................................................12

         4.3      Transfer Restrictions.........................................................................13

5.       Conditions To Execution of this Agreement..............................................................13

         5.1      Conditions to Purchasers' Execution of this Agreement.........................................13

         5.2      Conditions to Execution of this Agreement by the Company......................................15

6.       Closing Deliverables...................................................................................15

         6.1      Filing of Restated Charter....................................................................15

         6.2      Corporate Documents...........................................................................15

         6.3      Compliance Certificate........................................................................15

         6.4      Secretary's Certificate.......................................................................16

         6.5      Board of Directors............................................................................16

         6.6      Proceedings and Documents.....................................................................16

7.       Conditions To Closing..................................................................................16

         7.1      Conditions to Purchasers' Obligations at the Closing..........................................16

         7.2      Conditions to Obligations of the Company......................................................17

8.       Termination Prior to Closing...........................................................................17

9.       Miscellaneous..........................................................................................17

         9.1      Governing Law.................................................................................17

         9.2      Survival......................................................................................17

         9.3      Successors and Assigns........................................................................18

         9.4      Entire Agreement..............................................................................18

         9.5      Severability..................................................................................18

         9.6      Amendment and Waiver..........................................................................18

         9.7      Delays or Omissions...........................................................................18

         9.8      Waiver of Conflicts...........................................................................18

         9.9      Notices.......................................................................................19

         9.10     Expenses......................................................................................19

         9.11     Attorneys' Fees...............................................................................19

         9.12     Titles and Subtitles..........................................................................19

         9.13     Counterparts..................................................................................19

         9.14     Broker's Fees.................................................................................20

         9.15     Exculpation Among Purchasers..................................................................20

         9.16     Pronouns......................................................................................20

         9.17     California Corporate Securities Law...........................................................20

                                           List Of Exhibits


Schedule of Purchasers                                                 Exhibit A

Amended and Restated Certificate of Incorporation                      Exhibit B

Schedule of Exceptions                                                 Exhibit C

Investor Rights Agreement                                              Exhibit D

Voting Agreement                                                       Exhibit E

Form of Legal Opinion                                                  Exhibit F

Debt Obligations                                                       Exhibit G

Form of Escrow Agreement                                               Exhibit H

                                    Exhibit A

                             SCHEDULE OF PURCHASERS

                                                                                           AGGREGATE
                   NAME AND ADDRESS                           SHARES                     PURCHASE PRICE
                   ----------------                           ------                     --------------
ECI TELECOM, LTD.
       30 Hasivim Street                                   58,275,059                       $10,000,000.12
       Petah Tikva,  49133
       Israel

STAR BAY TECHNOLOGY VENTURES IV, L.P.
       333 Bush, Suite 2580                                 4,816,409                          $826,495.87
       San Francisco, CA  94104
       Attn: Pascal Levensohn
       Fax: 415 217-4727
       Telephone:  415 217-4710
       E-mail: Pascal@levcap.com

STAR BAY PARTNERS, L.P. (ROLLOVER FUND)
       333 Bush, Suite 2580                                 8,297,101                        $1,423,782.51
       San Francisco, CA  94104
       Attn: Pascal Levensohn
       Fax: 415 217-4727
       Telephone:  415 217-4710
       E-mail: Pascal@levcap.com

STAR BAY ASSOCIATES FUND, L.P.
       333 Bush, Suite 2580                                   289,753                           $49,721.62
       San Francisco, CA  94104
       Attn: Pascal Levensohn
       Fax: 415 217-4727
       Telephone:  415 217-4710
       E-mail: Pascal@levcap.com

LIBERTY MUTUAL INSURANCE COMPANY
       Investments, 9A                                      18,065,269                       $3,100,000.16
       175 Berkeley Street
       Boston, MA  02117
       Attn:  Charles Farber

BATTERY VENTURES V, L. P.
       20 William Street, Suite 200                         23,620,512                       $4,053,279.86
       Wellesley, MA 02481
       Attn: Morgan Jones

BATTERY VENTURES CONVERGENCE FUND, L. P.
       20 William Street, Suite 200                          1,507,695                         $258,720.46
       Wellesley, MA 02481
       Attn: Morgan Jones

BATTERY INVESTMENT PARTNERS V, LLC
       20 William Street, Suite 200                            512,819                          $87,999.74
       Wellesley, MA 02481
       Attn: Morgan Jones
NORWEST VENTURE PARTNERS IX, L.P.
       525 University Avenue                                23,819,189                       $4,087,372.83
       Suite 800
       Palo Alto, CA 94301-1922
       Attn: Promod Haque
NVP ENTREPRENEURS FUND IX, L.P.
       525 University Avenue                                   656,336                         $112,627.26
       Suite 800
       Palo Alto, CA 94301-1922
       Attn: Promod Haque
KPCB HOLDINGS, INC.
       2750 Sand Hill Road                                     582,750                          $99,999.90
       Menlo Park, CA 94025
       Attn: Matt Murphy

TOTAL:                                                     140,442,892                      $24,100,000.26
                                                           ===========                      ==============